Exhibit 99.1

Cross Country Healthcare Announces CEO Transition

Co-Founder and Chairman, Kevin C. Clark, Returns as Chief Executive Officer

BOCA RATON, Fla.--(BUSINESS WIRE)--Dec. 15, 2025-- Cross Country Healthcare, Inc. (the “Company” and “Cross Country”) (Nasdaq: CCRN) today announced that John A. Martins, the Company’s President and Chief Executive Officer, has separated from the Company and ceased to serve as a member of its Board of Directors (the “Board”), effective as of December 14, 2025. The Board appointed Kevin C. Clark, the Company’s current Chairman, former Chief Executive Officer, and Co-Founder, to succeed Mr. Martins as the Company’s President and Chief Executive Officer. Mr. Clark will continue to serve as the Chairman of the Board.

“The Board members are thrilled to have Kevin return as Cross Country’s CEO to embark on a new chapter of growth” said Cross Country’s Lead Independent Director, Larry Cash. “Kevin brings nearly 40 years of experience in the healthcare staffing industry. He co-founded Cross Country in 1986, serving as Chairman and CEO until 1994 and he returned to lead Cross Country as its CEO from 2019 to 2022, which resulted in a period of rapid growth and strong financial results. From 2002 to 2015, he co-founded Onward Healthcare, a leading travel nurse, allied health and per diem company, and also led Locum Leaders and Medefis until all three were acquired in 2015.”

In addition to his significant healthcare staffing and workforce solutions experience, Mr. Clark has built and led other innovative staffing, marketing and technology companies. Kevin has a proven record of transformative leadership and operational excellence. He is the right leader to chart Cross Country’s next phase of financial growth.

Mr. Cash continued, “Kevin is an extraordinary leader whose passion and vision will usher in a new era of innovative AI-led, tech-enabled workforce solutions at Cross Country. In light of the termination of the transaction with Aya Healthcare, the Board believes that it is the right time for a CEO transition. On behalf of the entire Board, we thank John for his service and contributions to the Company.”

“I believe in Cross Country and its future, and I am honored to be returning as its CEO,” said Mr. Clark. He continued, “Cross Country stands at a pivotal moment, with the opportunity to redefine its trajectory as an innovative tech-enabled workforce solutions leader built on a nearly 40-year legacy as an iconic brand in our industry. Our strong value proposition combines trust, unrelenting quality, clinical excellence and deep client relationships with modern digital platforms and data driven solutions that help our clients solve their most complex workforce challenges. We will sharpen our focus, reduce our costs to serve, and optimize our capital allocation strategy so we can make meaningful, disciplined investments that drive sustainable, long‑term profitable growth for our shareholders.”

About Cross Country Healthcare

Cross Country Healthcare, Inc. is a market-leading, tech-enabled workforce solutions and advisory firm with nearly 40 years of industry experience and insight. We help clients tackle complex labor-related challenges and achieve high-quality outcomes, while reducing complexity and improving visibility through data driven insights. Copies of this and other press releases, information about the Company, can be accessed online at ir.crosscountry.com. Stockholders and prospective investors can also register to automatically receive the Company’s press releases, filings with the Securities and Exchange Commission (SEC), and other notices by e-mail.

Forward-Looking Statements.

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact, including statements relating to the Company’s future results, performance, and plans, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of the Company based on current expectations and assumptions relating to the Company’s business, the economy, and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: (i) risks related to the termination of the proposed merger with Aya Healthcare, Inc., (ii) risks related to the CEO transition discussed herein, including the Company’s ability to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, (iii) worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an

Exhibit 99.1
effect on demand for the Company’s services and impact the Company’s profitability, (iv) effects from global pandemics, epidemics, or other public health crises, (v) changes in marketplace conditions, such as alternative modes of healthcare delivery, reimbursement, and customer needs, and (vi) disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, cyber-security vulnerabilities, foreign currency volatility, swings in consumer confidence and spending, costs of providing services, retention of key employees, and outcomes of legal proceedings, claims, and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Amendment No. 1 on Form 10-K/A, and in the Company’s other filings with the SEC. The list of factors is not intended to be exhaustive. These forward-looking statements speak only as of the date of this press release, and the Company does not assume any obligation to update or revise any forward-looking statement made in this press release or that may from time to time be made by or on behalf of the Company, except as may be required by applicable law.

Investors:

William J. Burns, EVP and CFO
561-237-2555
wburns@crosscountry.com

Josh Vogel, VP, Investor Relations
561-237-8310
jvogel@crosscountry.com
Source: Cross Country Healthcare, Inc.